UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2009
ABITIBIBOWATER INC.
(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

AbitibiBowater Inc.
1155 Metcalfe Street, Suite 800
Montreal, Quebec, Canada	H3B 5H2

(Address of principal executive offices)	(Zip Code)
(514) 875-2160
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.
On November 19, 2009, AbitibiBowater Inc. (the “Company”) voluntarily provided to certain holders of certain of the Company’s indebtedness, unaudited quarterly financial information for (i) Bowater Incorporated and Bowater Newsprint South LLC on a combined basis and (ii) Abitibi-Consolidated Inc. and AbitibiBowater US Holding LLC on a combined basis. Each of these entities is a subsidiary of the Company. The subject financial information is furnished as Exhibits 99.1 and 99.2, respectively, to this report.
The information furnished pursuant to this Item 7.01 and Exhibits 99.1 and 99.2 hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing. By furnishing the information contained herein, including the exhibits hereto, the Company makes no admission as to the materiality of any such information.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Unaudited Financial Information of Bowater Incorporated and Bowater Newsprint South LLC, on a combined basis, as of and for the three and nine months ended September 30, 2009.

99.2	Unaudited Financial Information of Abitibi-Consolidated Inc. and AbitibiBowater US Holding LLC, on a combined basis, as of and for the three and nine months ended September 30, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.
Date: November 19, 2009	By:	/s/ William G. Harvey
		Name:	William G. Harvey
		Title:	Executive Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Unaudited Financial Information of Bowater Incorporated and Bowater Newsprint South LLC, on a combined basis, as of and for the three and nine months ended September 30, 2009.

99.2	Unaudited Financial Information of Abitibi-Consolidated Inc. and AbitibiBowater US Holding LLC, on a combined basis, as of and for the three and nine months ended September 30, 2009.

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